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                            EVEREN SECURITIES, INC.
                             DIRECTORS AND OFFICERS
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                  Name                            Address
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James R. Boris                            77 West Wacker Drive
Director, Chairman and Chief Executive    Chicago, Illinois 60601
 Officer

Daniel D. Williams                        77 West Wacker Drive
Director, Senior Executive Vice           Chicago, Illinois 60601
 President, Chief Financial Officer,
 and Treasurer

Frank V. Geremia                          77 West Wacker Drive
Director, Senior Executive Vice           Chicago, Illinois 60601
 President

Stephen G. McConahey                      77 West Wacker Drive
Director, President and Chief Operating   Chicago, Illinois 60601
 Officer

Stanley R. Fallis                         77 West Wacker Drive
Director, Senior Executive Vice           Chicago, Illinois 60601
 President and Chief Administrative
 Officer

David M. Greene                           77 West Wacker Drive
Director, Senior Executive Vice           Chicago, Illinois 60601
 President and Director of Client
 Services

Thomas R. Reedy                           77 West Wacker Drive
Director, Senior Executive Vice           Chicago, Illinois 60601
 President and Director of Capital
 Markets

Janet L. Reali                            77 West Wacker Drive
Director, Executive Vice President,       Chicago, Illinois 60601
 Corporate Counsel and Corporate
 Secretary

Kenneth A. Koranda                        77 West Wacker Drive
Assistant Secretary                       Chicago, Illinois 60601

Leslie A. Sammarco                        77 West Wacker Drive
Assistant Secretary                       Chicago, Illinois 60601
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